Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$132,252,425
Realized Gain (Loss) on Swap Contracts	18,480,461
Unrealized Gain (Loss) on Market Value of Commodity Futures	117,210,695
Unrealized gain (loss) on Fair Value of Swap Contracts	(132)
Dividend Income	796,591
Interest Income	119,505
ETF Transaction Fees	11,000
Total Income (Loss)	$268,870,545

Expenses
General Partner Management Fees	$1,083,677
Professional Fees	51,926
Brokerage Commissions	53,995
Directors' Fees and insurance	69,981
NYMEX License Fee	36,122
Total Expenses	$1,295,701
Net Income (Loss)	$267,574,844

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/22	$2,798,882,594
Additions (700,000 Shares)	55,442,716
Withdrawals (3,500,000 Shares)	(288,172,241)
Net Income (Loss)	267,574,844

Net Asset Value End of Month	$2,833,727,913
Net Asset Value Per Share (33,323,603 Shares)	$85.04

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596